News Release

Tuesday, October 14, 2003

Gannett Co., Inc. Releases September Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the ninth period ended September 28, 2003 increased 2 percent.

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in September rose 5 percent compared with the same period in 2002 on a 1 percent increase in ROP volume and a 10 percent advance in preprint distribution. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising revenues would have risen 4 percent.

Pro forma classified revenues increased 6 percent in the September period on a 4 percent increase in ad volume. Employment revenues declined 1 percent from the same period last year. Classified real estate revenues increased 9 percent, and automotive rose 2 percent. Overall, the company's classified results from Newsquest were stronger than its domestic results. On a constant currency basis, pro forma classified revenues would have increased 5 percent.

Pro forma local advertising revenues rose 1 percent in the ninth period on a 4 percent decline in ad volume. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., local ad revenue gains were achieved in the entertainment and financial categories while there was softness in department stores and consumer electronics.

Pro forma national advertising revenues increased 9 percent on a 7 percent increase in ad volume. National volume at the company's local domestic newspapers rose 6 percent in the period compared with the same interval in 2002. USA WEEKEND, our weekly newspaper magazine, and our Newsquest properties experienced lower national ad revenues during the period. While our revenue statistics include their results, USA WEEKEND and Newsquest's ad volume is not included in the linage numbers. At USA TODAY, advertising revenues were 15 percent higher on a 12 percent increase in paid ad pages to 386 from 346. For the month, at USA TODAY, travel, entertainment, telecommunications and pharmaceutical advertising were strong. For the year-to-date, USA TODAY's paid pages numbered 3,338 versus 3,431 last year while ad revenues were 2 percent higher than last year.

Television revenues declined 8 percent in the period reflecting substantially diminished political advertising. Local revenues rose 1 percent while national revenues fell 20 percent. For comparison purposes, television revenues increased 41 percent in September of 2002.

In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for August from Nielsen//Net Ratings. In August, Gannett's domestic Websites had over 14 million unique visitors reaching 10.4 percent of the Internet audience.

The pro forma advertising and circulation revenue statistics include the results of the SMG (Newsquest's Scottish Media Group) publishing business and Texas-New Mexico Newspapers Partnership as if they had been owned in both years. Ad linage for Newsquest is not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns almost 500 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Gracia Martore
Senior Vice President and Chief Financial Officer
703-854-6918
gmartore@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                          Period 9 (September 1, 2003 - September 28, 2003)
                                                                         %
                             2003            2002          CHANGE     CHANGE
REVENUES:
Advertising:
Local                  $  148,455,000  $  146,305,000  $   2,150,000     1
National                   62,973,000      57,847,000      5,126,000     9
Classified                168,754,000     159,621,000      9,133,000     6
                        -------------   -------------   ------------   ----
Total Advertising      $  380,182,000  $  363,773,000  $  16,409,000     5
Circulation                98,878,000      99,339,000       (461,000)   (0)
Other revenue              34,119,000      33,661,000        458,000     1
Television                 58,998,000      63,891,000     (4,893,000)   (8)
                        -------------   -------------   ------------   ----
Total Revenue          $  572,177,000  $  560,664,000  $  11,513,000     2
                        =============   =============   ============   ====
VOLUME:
Newspaper Inches:
Local                       2,893,706       3,017,515       (123,809)   (4)
National                      329,302         309,069         20,233     7
Classified                  4,854,359       4,682,992        171,367     4
                        -------------   -------------   ------------   ----
Total ROP                   8,077,367       8,009,576         67,791     1
                        =============   =============   ============   ====
Preprint Distribution
   (in thousands)             871,380         795,395         75,985    10
                        =============   =============   ============   ====
NET PAID CIRCULATION:
Morning (w/USAT)            7,141,813       7,332,918       (191,105)   (3)
Evening                     1,254,680       1,299,606        (44,926)   (3)
                        -------------   -------------   ------------   ----
Total Daily                 8,396,493       8,632,524       (236,031)   (3)
                        =============   =============   ============   ====
Sunday                      7,015,842       7,111,341        (95,499)   (1)
                        =============   =============   ============   ====

                             Year-to-Date through September 28, 2003
                                                                         %
                             2003            2002           CHANGE    CHANGE
REVENUES:
Advertising:
Local                 $ 1,311,655,000 $ 1,276,325,000 $   35,330,000     3
National                  515,239,000     494,035,000     21,204,000     4
Classified              1,386,400,000   1,328,271,000     58,129,000     4
                       --------------  --------------  -------------   ----
Total Advertising     $ 3,213,294,000 $ 3,098,631,000 $  114,663,000     4
Circulation               914,190,000     910,396,000      3,794,000     0
Other revenue             275,212,000     259,701,000     15,511,000     6
Television                523,205,000     542,524,000    (19,319,000)   (4)
                       --------------  --------------  -------------   ----
Total Revenue         $ 4,925,901,000 $ 4,811,252,000 $  114,649,000     2
                       ==============  ==============  =============   ====
VOLUME:
Newspaper Inches:
Local                      27,210,598      27,711,262       (500,664)   (2)
National                    2,948,430       2,733,243        215,187     8
Classified                 44,153,708      42,703,934      1,449,774     3
                       --------------  --------------  -------------   ----
Total ROP                  74,312,736      73,148,439      1,164,297     2
                       ==============  ==============  =============   ====
Preprint Distribution
   (in thousands)           7,952,254       7,259,171        693,083    10
                       ==============  ==============  =============   ====
NET PAID CIRCULATION:
Morning (w/USAT)            7,054,212       7,115,165        (60,953)   (1)
Evening                     1,258,805       1,291,587        (32,782)   (3)
                       --------------  --------------  -------------   ----
Total Daily                 8,313,017       8,406,752        (93,735)   (1)
                       ==============  ==============  =============   ====
Sunday                      7,033,514       7,090,011        (56,497)   (1)
                       ==============  ==============  =============   ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.
       The above revenue amounts and statistics have been restated to include all companies presently owned including SMG Publishing (acquired in
       April 2003). SMG Publishing consists of three Scottish newspapers:
       The Herald, Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.
       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for
       Newsquest publications is not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                          3rd Quarter 2003 (June 30 - September 28, 2003)
                                                                           %
                             2003            2002           CHANGE      CHANGE
REVENUES:
Advertising:
Local                 $   427,406,000 $   423,157,000  $    4,249,000      1
National                  165,822,000     154,257,000      11,565,000      7
Classified                473,812,000     455,612,000      18,200,000      4
                       --------------  --------------   -------------    ----
Total Advertising     $ 1,067,040,000 $ 1,033,026,000  $   34,014,000      3
Circulation               300,230,000     301,235,000      (1,005,000)    (0)
Other revenue              91,672,000      90,124,000       1,548,000      2
Television                172,302,000     184,039,000     (11,737,000)    (6)
                       --------------  --------------   -------------    ----
Total Revenue         $ 1,631,244,000 $ 1,608,424,000  $   22,820,000      1
                       ==============  ==============   =============    ====
VOLUME:
Newspaper Inches:
Local                       8,909,649       9,123,514        (213,865)    (2)
National                      942,602         879,318          63,284      7
Classified                 15,198,410      14,713,562         484,848      3
                       --------------  --------------   -------------    ----
Total ROP                  25,050,661      24,716,394         334,267      1
                       ==============  ==============   =============    ====
Preprint Distribution
    (in thousands)          2,578,701       2,417,601         161,100      7
                       ==============  ==============   =============    ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.
       The above revenue amounts and statistics have been restated to include all companies presently owned including SMG Publishing (acquired in
       April 2003). SMG Publishing consists of three Scottish newspapers:
       The Herald, Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.
       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for
       Newsquest publications is not reflected above.

Gannett Online Internet Audience

August 2003

Nielsen//NetRatings

Home/Work Panel Combined

                   Unique Visitors       Percentage Reach of

                      Per Month            Internet Audience

Gannett Online         14,230,000                10.4%